UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2008

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2008, the Board of Directors of ATS Corporation (the “Company”) appointed Jack Tomarchio as a new director to the Board, filling the vacancy that resulted from George Troendle’s appointment as Chief Operating Officer of the Company.  Mr. Tomarchio joins the Company’s Board as an independent director and will serve as a member of the Compensation Committee.  He will serve until the next election of directors at the Company’s 2009 annual meeting of stockholders.

Mr. Tomarchio recently departed from the Department of Homeland Security, where he served as Principal Deputy Assistant Secretary, Office of Intelligence and Analysis.

There is no arrangement or understanding between Mr. Tomarchio and any other person pursuant to which he was appointed as a director of the Company.  In connection with his service, Mr. Tomarchio will receive the Company’s standard director compensation package.  He does not have any other material arrangements or transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on August 18, 2008 announcing his appointment to the Board.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

99.1         Press Release dated August 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      August 19, 2008

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer